Form of Subscription Agreement

North American Minerals Group Inc.
c/o 1600, 1800-4th Street, S.W.
Calgary, Alberta, Canada

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees as follows:

1.
The subscription terms set forth herein (this “Subscription” or “Subscription Agreement”) are made as of the date set forth below between North American Minerals Group Inc., an Alberta (Canada) corporation (the “Company”), and the Investor.

2.
As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of units  (the “Unit”)  with each unit consisting of one common share, no par value per share, of the Company (the “Common Shares”) and warrants to purchase an equal number of Common Shares at an exercise price of $0.30 per share (subject to adjustment) which warrants expire two years from the initial Closing (the “Warrants”) as set forth on the signature page hereto (the “Signature Page”) for a purchase price of $.25 per Unit. The Investor acknowledges that the offering (the “Offering”): (i) is being made by the Company and its officers directly on a “best efforts” basis, without the involvement of an underwriter, broker-dealer, investment banker, finder, or person fulfilling a similar function (“Broker”); (ii) such Offering shall remain open for a period of up to ninety (90) days following the date of the Company’s prospectus filed under Rule 424(b) on the Commission’s EDGAR website located at www.sec.gov; and (iii) that there is no minimum subscription.

3.
The completion of the purchase and sale of the Units shall occur at one or more closings (each, a “Closing”) as Subscriptions are received, subject to the Company’s acceptance of such Subscriptions.  At a Closing, the Company shall cause its transfer agent to release to the Investor the securities underlying the number of Units being purchased by the Investor against receipt of the aggregate purchase price for the Units being purchased by the Investor by the Company.

(a)
Delivery of Funds. No later than one (1) business day after the execution of this Subscription Agreement by the Investor and countersignature by the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account designated by the Company:

_____________________
ABA #______________
Beneficiary: _____________
Cust A/C #_____________
Acct Name: __________________
ATTN: ____________________

[INSERT WIRING INSTRUCTIONS]

(b)
Delivery of Units. Within ten (10) days of the Company’s acceptance of the Investor’s Subscription, the Company shall cause its transfer agent to deliver certificates evidencing the securities underlying the Units (the “Certificates”) to such Investor.

4.
The offer and sale of the Units are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below). The Investor acknowledges that the Company intends to enter into subscriptions, which the Company represents will be in substantially the same form as this Subscription, with certain other investors and intends to offer and sell Units with an aggregate offering price of up to $1,000,000 pursuant to the Registration Statement and Prospectus. The Company may accept or reject this Subscription or any one or more other subscriptions with other investors in its sole discretion.

5.
The Company has filed or shall file with the Securities and Exchange Commission (the “Commission”) a prospectus (the “Base Prospectus”) and any prospectus supplement that may be needed to update information on the status of the Offering, (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) with respect to the registration statement (File No. 333-__________) on Form F-1 reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission, in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder (the “Registration Statement”).  The Investor hereby confirms that it has had full access to the Registration Statement, the Base Prospectus (including the “Risk Factors” contained therein), any Prospectus Supplement, and any of the Company’s periodic reports and other information incorporated by reference therein in each case as filed with the Commission through its EDGAR website located at www.sec.gov, and was able to read, review, download and print such materials.

6.	The obligations of the Company and the Investor to complete the transactions contemplated by this Subscription shall be subject to the following:
(a)
The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the acceptance by the Company of this Subscription (as shall be indicated by the Company’s execution of the Signature Page hereto), (ii) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page, and (iii) the accuracy and correctness of the representations and warranties made by the Investor as set forth in Section 8 and the fulfillment of those covenants or undertakings of the Investor prior to the Closing.

(b)
The Investor’s obligation to purchase the Units will be subject to the accuracy and correctness of the representations and warranties made by the Company as set forth in Section 7 and the fulfillment of those covenants or undertakings of the Company prior to the Closing.

7.	The Company hereby makes the following representations, warranties and covenants to the Investor:
(a)
The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Subscription has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

	(b)	The entry into this Subscription will not constitute a breach or violation of, or conflict with, any agreement, commitment or other obligation to which the Company is a party or by which it is bound.

(c)
The Company shall make such filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by law or the rules and regulations of any self-regulatory organization which the Company or its securities are subject.

	(d)	The Company has not created any obligation for any Broker’s fee in connection with the sale of the Units.
8.	The Investor hereby makes the following representations, warranties and covenants to the Company:

(a)
The Investor represents that (i) it has had full access to the Registration Statement and the Prospectus (including the “Risk Factors” section provided therein), any Prospectus Supplement, as well as any of the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Subscription and understands the terms of such documents, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Units, (iii) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Units; (iv) is able to afford the economic risks of the investment (i.e., can afford a complete loss); (v) has adequate means of providing for its current needs and possible contingencies, has no need for liquidity of the investment, and has no reason to anticipate any change in its circumstances, financial or otherwise, which may cause or require any sale or distribution of such Units; (vi) is aware that there is not an active trading market for the Units at this time, and any trading market that develops may be limited in nature, therefore, its Units may not be freely tradable or transferable; (vii) realizes that since the Units cannot be readily transferred, he or she may not readily liquidate its investment in the event of unexpected financial difficulties; (viii) has been granted the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering, and to obtain such additional information as the Investor deems necessary to verify the accuracy of the information contained in the Registration Statement, Prospectus, any Prospectus Supplement, or other public filing by the Company or which otherwise may be desired to make an informed investment decision;

(b)
The Investor has the requisite power and authority to enter into this Subscription and to consummate the transactions contemplated hereby. The execution and delivery of this Subscription by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor.  This Subscription has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

	(c)	The entry into this Subscription will not constitute a breach or violation of, or conflict with, any agreement, commitment or other obligation to which the Investor is a party or by which it is bound.
(d)
The Investor understands that nothing in this Subscription or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

(e)
The Investor represents that, except as set forth below, (i) it has had no position, office, directorship, or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not, and it has no direct or indirect affiliation or association with, any FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the date the Investor executes this Subscription, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 5% or more of the Common Shares (or securities convertible or exercisable for Common Shares) or the voting power of the Company on a post-transaction basis.

(f)
The Investor, if it resides or is otherwise located outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units or has in its possession or distributes any offering material, in all cases at its own expense.

9.
Notwithstanding any investigation made by any party to this Subscription, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription, the delivery to the Investor of the Units being purchased and the payment therefor.

10.
The Company, on the one hand, and the Investor, on the other hand, will indemnify and hold harmless the other from and against any and all costs, claims, damages, losses, liabilities, deficiencies and expenses (including reasonable attorneys’ fees) that the other such party may incur, sustain or suffer as a result of or by reason of any breach by the indemnifying party of any of the representations or warranties made by such indemnifying party in this Agreement.

11.	This Subscription may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

12.
In case any provision contained in this Subscription should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

13.
This Subscription will be governed by, and construed in accordance with, the internal laws of the province of Alberta, Canada without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.
This Subscription may be executed in one or more counterparts (delivery of which may be by facsimile or as “pdf” or similar attachments to an electronic transmission), each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15.
The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Subscription shall constitute written confirmation of the Company’s sale of Units to such Investor.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

Number of Units:                                          @ $.25 per Unit
Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: ____________________, 2009

INVESTOR

By:_______________________________________
Print Name:________________________________
Title: _____________________________________

Name in which Units are to be registered: ___________________________

Mailing Address:	_____________________________ _____________________________ _____________________________

Taxpayer Identification Number: ________________

Agreed and Accepted this ___day of ____________ 2009:

NORTH AMERICAN MINERALS GROUP INC.

By:	______________________________
Title:	______________________________

THE SALE OF THE UNITS PURCHASED HEREUNDER WAS MADE PURSUANT TO A REGISTRATION STATEMENT OR IN A TRANSACTION IN WHICH A FINAL PROSPECTUS WOULD HAVE BEEN REQUIRED TO HAVE BEEN DELIVERED IN THE ABSENCE OF RULE 172 PROMULGATED UNDER THE SECURITIES ACT.